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Exhibit 10.37

FORM OF OMNIBUS ASSIGNMENT
(SEVENTH MEZZANINE LOAN)

        THIS OMNIBUS ASSIGNMENT (this "Assignment"), made as of the 21st day of December, 2007, by JPMORGAN CHASE BANK, N.A., a banking association chartered under the laws of the United States of America, in its capacity as collateral agent for itself and the Seventh Mezzanine Noteholders (as defined on Exhibit G-1, attached hereto and made a part hereof) ("Assignor"), having an address at 270 Park Avenue, New York, New York 10017-2014, to HCP MEZZANINE LENDER, LLC, a Delaware limited liability company ("Assignee"), having an address at c/o HCP, Inc., 3760 Kilroy Airport Way, Suite 300, Long Beach, California 90806.

        KNOW ALL MEN BY THESE PRESENTS, that in consideration of the sum of TEN DOLLARS ($10.00) lawful money of the United States and other good and valuable consideration, to it in hand paid at or before the delivery of these presents, Assignor transfers and sets over, without recourse and without covenant, representation or warranty in any respect (except as expressly provided herein), and by these presents does grant, bargain, sell, assign, transfer and set over unto Assignee without recourse and without covenant, representation or warranty in any respect (except as expressly provided herein), the Seventh Mezzanine Loan (hereinafter defined) (the "Loan") and the Seventh Mezzanine Loan Documents (hereinafter defined) (the "Loan Documents) which were executed in connection with the Loan, and all of Seventh Mezzanine Noteholders' right, title and interest in, to and under the Loan Documents, and all of Seventh Mezzanine Noteholders' right, title and interest, if any, in, to and under all other documents executed and/or delivered in connection with the Loan evidenced and/or secured by the Loan Documents, including, without limitation, all of Seventh Mezzanine Noteholders' right, title and interest in any mezzanine loan policies, legal opinions delivered in connection with the Loan Documents, certificates, collateral, certificates of deposit, letters of credit, performance bonds, demands, causes of action, all related certificates, bank accounts, operating accounts, reserve accounts, escrow accounts and other accounts, opinions, financial statements of Seventh Mezzanine Borrower (as defined on Schedule G-1, attached hereto and made a part hereof) and any guarantors and any other collateral arising out of and/or executed and/or delivered in or to or with respect to the Loan Documents, all rights and benefits of Seventh Mezzanine Noteholders related to the Loan Documents and such other documents, and all claims and choses in action related to the Loan Documents and such documents and all of Seventh Mezzanine Noteholders' rights, title and interest in, to and under such claims and choses in action.

        Assignor represents and warrants that:

  (a)
  Schedule A-2 represents a complete list of all material loan documents delivered by First Mezzanine Borrower (as defined on Schedule A-1) in connection with the First Mezzanine Loan (as defined on Schedule A-1) (collectively, the "First Mezzanine Loan Documents"), Schedule B-2 represents a complete list of all material loan documents delivered by Second Mezzanine Borrower (as defined on Schedule B-1) in connection with the Second Mezzanine Loan (as defined on Schedule B-1) (collectively, the "Second Mezzanine Loan Documents"), Schedule C-2 represents a complete list of all material loan documents delivered by Third Mezzanine Borrower (as defined on Schedule C-1) in connection with the Third Mezzanine Loan (as defined on Schedule C-1) (collectively, the "Third Mezzanine Loan Documents"), Schedule D-2 represents a complete list of all material loan documents delivered by Fourth Mezzanine Borrower (as defined on Schedule D-1) in connection with the Fourth Mezzanine Loan (as defined on Schedule D-1) (collectively, the "Fourth Mezzanine Loan Documents"), Schedule E-2 represents a complete list of all material loan documents delivered by Fifth Mezzanine Borrower (as defined on Schedule E-1) in connection with the Fifth Mezzanine Loan (as defined on Schedule E-1) (collectively, the "Fifth Mezzanine Loan Documents"), Schedule F-2 represents a complete list of all material loan documents delivered by Sixth Mezzanine Borrower (as defined on Schedule F-1) in connection with the Sixth Mezzanine Loan (as defined on Schedule F-1) (collectively, the "Sixth Mezzanine Loan Documents"),

    Schedule G-2 represents a complete list of all material loan documents delivered by Seventh Mezzanine Borrower (as defined on Schedule G-1) in connection with the Seventh Mezzanine Loan (as defined on Schedule G-1) (collectively, the "Seventh Mezzanine Loan Documents"), and Schedule H-2 represents a complete list of all material loan documents delivered by Mortgage Borrower (as defined on Schedule H-1) in connection with the Mortgage Loan (as defined on Schedule H-1) (collectively, the "Mortgage Loan Documents");

  (b)
  true counterpart originals of the Seventh Mezzanine Loan Documents have been delivered by Assignor to Assignee;

  (c)
  true and correct copies of the Mortgage Loan Documents, the First Mezzanine Loan Documents, the Second Mezzanine Loan Documents, the Third Mezzanine Loan Documents, the Fourth Mezzanine Loan Documents, the Fifth Mezzanine Loan Documents, and the Sixth Mezzanine Loan Documents have been delivered by Assignor to Assignee;

  (c)
  Seventh Mezzanine Noteholders currently own the Loan Documents and the related rights described above and that the Loan Documents and the related rights described above are not, and have not been, pledged, nor assigned, to another party and are not otherwise encumbered or subject to any adverse claim as of the execution and delivery of this Assignment;

  (d)
  the principal amount outstanding under the Seventh Mezzanine Loan as of the execution and delivery of this Assignment is $250,000,000.00;

  (e)
  the Loan Documents have not been amended, modified, supplemented or restated;

  (f)
  to Assignor's knowledge, there currently exists no monetary default and no material non-monetary default, or event which given the passage of time or giving of notice would constitute a default, under any of the Loan Documents;

  (g)
  Assignor is duly organized and is validly existing under the laws of the jurisdiction under which it was organized with full power to execute and deliver this Assignment;

  (h)
  all actions necessary to authorize the execution, delivery, and performance of this Assignment on behalf of Seventh Mezzanine Noteholders have been duly taken, and all such actions continue in full force and effect as of the date hereof;

  (i)
  no consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Assignor is required for (x) Assignor's execution and delivery of this Assignment, (y) Assignor's transfer and assignment of the Loan, or (z) the consummation by Assignor of the transactions contemplated by this Assignment or, to the extent so required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable); and,

  (j)
  there have been no waivers of any material provisions of the Loan Documents.

        This Assignment is being delivered subject to the Intercreditor Agreements, as defined in that certain Assignment and Assumption Agreement (Seventh Mezzanine Loan), of even date herewith, made by and between Assignor and Assignee.

        It is hereby understood and agreed that any and all commitment and loan origination fees collected by Assignor are not being transferred hereby and that Seventh Mezzanine Noteholders shall have the sole rights thereto.

        TO HAVE AND TO HOLD unto Assignee, its successors, and assigns forever.

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        Assignee joins in this Assignment to evidence its consent hereto and to agree to, and hereby does, assume all of the obligations of Seventh Mezzanine Noteholders under the Loan Documents to be observed and performed from and after the date hereof.

        This Assignment may be executed by one or more parties to this Assignment in any number of counterparts and all said counterparts taken together shall be deemed to constitute one and the same instrument.

        This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

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        IN WITNESS WHEREOF, Assignor and Assignee have caused these presents to be duly executed as of the day and year first above written.

ASSIGNOR:
JPMORGAN CHASE BANK, N.A., a banking association chartered under the laws of the United States of America
By:

Name:
Title:
[SIGNATURES CONTINUE ON FOLLOWING PAGE]

ASSIGNEE:
HCP MEZZANINE LENDER, LLC, a Delaware limited liability company
By:	HCP, INC., a Maryland corporation, its Managing Member
By:

Name: Edward J. Henning Title: Executive Vice President

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  Exhibit 10.37